UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. 2)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

Watermark Lodging Trust, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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☐	Fee paid previously with preliminary materials.

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SUPPLEMENT TO DEFINITIVE PROXY STATEMENT

RELATING TO THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 30, 2020

This supplement, dated June 26, 2020 (the “Supplement”), amends the definitive proxy statement of Watermark Lodging Trust, Inc. (the “Company”), dated May 6, 2020, relating to the 2020 Annual Meeting of Stockholders of the Company to be held on Tuesday, June 30, 2020, at 9:30 a.m., Central Time (as amended or supplemented to the date hereof, the “Proxy Statement”).

This Supplement is being filed with the Securities and Exchange Commission (the “SEC”) and is being made available to stockholders on or about June 26, 2020, to add the supplemental disclosures set forth below in the Explanatory Note.

This Supplement should be read in conjunction with the Proxy Statement.

EXPLANATORY NOTE

Reliance on SEC Relief From Filing Requirements

The Company filed a Current Report on Form 8-K with the SEC on April 29, 2020, indicating its intention to delay reporting certain information required to be included in Part III of its Annual Report on Form 10-K for the year ended December 31, 2019 in reliance on Order Release No. 34-88465 issued by the SEC on March 25, 2020, pursuant to Section 36 of the Securities Exchange Act of 1934 (as amended, the “Exchange Act”), granting exemptions to registrants subject to the reporting requirements of the Exchange Act Section 13(a) or 15(d) due to circumstances related to the coronavirus disease 2019 (“COVID-19”). That order provides companies with relief if they are unable to meet certain filing deadlines due to circumstances related to COVID-19, provided certain conditions are met. The Company included the Part III information in the Proxy Statement. As stated in the Form 8-K, the Company was unable to file the Proxy Statement, including the Part III information, by the original filing deadline of April 29, 2020, due to delays in the preparation and final review of the Proxy Statement that were attributable in part to the attention and resources of the Company being focused on addressing the severe impacts of COVID-19. As discussed in the Company’s filings with the SEC, the COVID-19 pandemic has materially and adversely affected the Company.

Except as specifically supplemented by the information contained herein, all information set forth in the Proxy Statement remains unchanged.